UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

As disclosed in its most recent Form 10-Q for the fiscal quarter ended April 30, 2019 (the “Form 10-Q”), FuelCell Energy, Inc. (the “Company”) has significant short-term debt and other obligations currently due or maturing in less than one year, which are in excess of the Company’s cash and current asset balance. Management is working to address the Company’s current liquidity position through the exploration of various alternatives, including, but not limited to, refinancing the Company’s senior secured credit facility with Hercules Capital, Inc. (“Hercules”); potential sales of the Company’s assets, its intellectual property, or all or part of its business; potential licensing of certain of the Company’s technology and intellectual property; and potential sales of common stock or other equity securities directly to investors or through the Company’s at-the-market sales plan.

Notwithstanding the Company’s efforts, the Company may not be able to refinance the Hercules credit facility on acceptable terms, or at all, and may not be able to consummate any sale of its assets or all or part of its business, sale or license of any of its intellectual property, or sale of equity securities. Although the maturity date of the Hercules credit facility is April 1, 2020, if the Company is not able to refinance the Hercules credit facility by August 9, 2019, and if Hercules is not willing to provide further accommodations, the Company may not meet certain covenant requirements and as a result may default on its obligations under its senior secured credit facility with Hercules. The occurrence of an event of default under the Hercules facility also constitutes or may result in an event of default under, and causes or may cause the acceleration of, a number of material financial obligations of the Company as of July 11, 2019, including the loan from the State of Connecticut of $10.0 million, the loan from the Connecticut Green Bank of $1.8 million and the project facilities with Generate Lending, LLC (“Generate Lending”) of $10.0 million, PNC Energy Capital, LLC of $18.6 million and Fifth Third Bank of $11.1 million. The occurrence of an event of default under the Hercules facility also constitutes a triggering event under the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company.

As of July 11, 2019, there were approximately 25 shares of the Series D Convertible Preferred Stock of the Company issued and outstanding, with a liquidation value of $25,048.

As of July 11, 2019, there were 74,386,404 shares of common stock of the Company, par value $0.0001 per share, outstanding.

As of July 11, 2019, the Company may sell up to approximately $42 million of common stock under its at-the-market sales plan, subject to contractual requirements, trading windows and market conditions. The Company currently intends to use some or all of the net proceeds from the sale of common stock under its at-the-market sales plan, if any, to pay down debt, including, but not limited to, the Hercules facility (which has an interest rate of 10.90% and a maturity date of April 1, 2020) and the loan from NRG Energy Inc. (“NRG”) (which has an interest rate of 8.5% and a maturity date of August 9, 2019). Under the Hercules facility, interest at the default rate of 5% per annum (in addition to the current interest rate) will accrue from June 3, 2019; provided, however, that, in the event that all of the secured obligations are paid in full on or prior to August 9, 2019, Hercules will fully and unconditionally waive its right to payment of accrued and unpaid default interest. To the extent any such proceeds are not used to pay down debt, the Company intends to use such proceeds for project development, project financing, working capital support and general corporate purposes. Management will have broad discretion in the allocation of the net proceeds from sales of common stock under its at-the-market sales plan, if any, for any purpose, and investors will be relying on the judgment of management with regard to the use of any such proceeds.

As disclosed in the Form 10-Q, the Company previously entered into an amendment of its loan agreement (“Loan Agreement”) with NRG to extend the maturity date of the loan to July 12, 2019.  On July 11, 2019, the Company and NRG entered into the fifth amendment to the Loan Agreement, which amends the definition of “Maturity Date” under the Loan Agreement. Pursuant to the fifth amendment, the Maturity Date of each note is now the date that is the earlier of (a) August 9, 2019, (b) the commercial operation date or substantial completion date, as applicable, with respect to the fuel cell project owned by the co-borrower under such note, and (c) closing of a refinancing of indebtedness; provided, however, in the event NRG determines, in its sole discretion, that the Company is not making sufficient progress toward the completion of construction of the 2.8 MW Tulare BioMAT project in California (the “Project”), including, but not limited to, delivery of a mutually agreed plan of completion by no later than July 19, 2019, NRG may accelerate the Maturity Date on the date of such determination. If management is unable to make sufficient progress toward the completion of the Project, or to obtain another amendment, extension or refinancing, the Company may default on the NRG loan. The occurrence of an event of default under the Loan Agreement may result in the principal and all accrued interest becoming immediately due and payable by the Company to NRG. The occurrence of an event of default under the Loan Agreement also constitutes or may result in an event of default under, and causes or may cause the acceleration of, a number of material financial obligations of the Company, including the Hercules facility, the loan from the State of Connecticut, the Company’s project finance agreements, and the loan from the Connecticut Green Bank.

The Company also entered into an amendment with Generate Lending on June 28, 2019 extending the date on which Generate Lending may call the loan to the ten day period beginning August 1, 2019 and ending August 11, 2019. If Generate Lending calls the loan or determines to cease lending under its construction loan facility, the Company will be required to pursue alternative project financing for the Company’s generation backlog. If the Company is unable to obtain such project financing, it may result in events of default under its project finance agreements and its power purchase agreements. The occurrence of an event of default under the Company’s project finance agreements also constitutes or may result in an event of default under, and causes or may cause the acceleration of, a number of material financial obligations of the Company, including the Hercules facility, the loan from the State of Connecticut, and the loan from the Connecticut Green Bank.

Due to the Company’s constrained liquidity, the Company has been delaying certain payments to third parties, including trade creditors, to conserve cash. Management has been actively working with trade creditors, and entering into forbearance and payment arrangements. However, the Company may not be able to enter into forbearance agreements or suitable payment arrangements with its trade creditors, or the terms of any forbearance or payment arrangements may not be favorable to the Company. If the Company is unable to negotiate such forbearance or payment arrangements, trade creditors whose payments have been delayed may take action against the Company, including, but not limited to, filing litigation, arbitration or other proceedings against the Company. Management is working to implement cost reduction measures such as the reduction in force carried out in April, increasing sales activity related to the Company’s products, and negotiating and entering into advanced technology research and development contracts, including the recently announced License Agreement with ExxonMobil Research and Engineering Company dated June 11, 2019 and the Front End Engineering and Design Study for a carbon capture project at Drax Power Station announced on June 27, 2019.

The terms of any financing and other measures to obtain funds that may be undertaken by the Company may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain funding, the Company could be forced to delay, reduce or eliminate some or all of its research and development efforts and commercialization efforts and accelerate its exploration of potential sales of its intellectual property, other assets, and business, any of which could adversely affect its business prospects, or the Company may be unable to continue operations. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all. If the Company is unable to obtain external financing, it may not be able to sustain future operations.  As a result, the Company may be required to delay, reduce and/or cease its operations and/or seek bankruptcy protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 12, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer